THIS AGREEMENT made as of the 31st day of October, 2000.

BETWEEN:

                          YAPALOT COMMUNICATIONS, INC.
                        ---------------------------------
                       (hereinafter called the "Employer")

                                     - and -

                  YUVAL BARZAKAY, also known as YUVAL BARZAKAY;
                  --------------

                       (hereinafter called the "Employee")

     WHEREAS it is a condition of the Employee's employment by the Employer that the Employee execute this Agreement;

     NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the sum of $2.00 now paid by each party to the other (the receipt and sufficiency whereof is hereby acknowledge by each party to this Agreement), the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the parties agree as follows:


                                    ARTICLE 1
                                 ACKNOWLEDGEMENT

1.1 The Employee acknowledges that this Agreement shall govern his rights and obligations as an employee of the Employer and agree to all times be subject to the terms of this Agreement.

                                    ARTICLE 2
                         ENGAGEMENT AND JOB DESCRIPTION

2.1 The Employee acknowledges that he has been engaged by the Employer as Chairman, President and Chief Executive Officer of the Employer and each of its subsidiaries.

2.2 The Employee shall be responsible for managing and supervising all of the aspects of the business of the Employer and each of its subsidiaries.

2.3 The Employer and each of the Subsidiaries hereby covenant and agree to indemnify and forever save the Employee harmless from and against any and all costs, damages, losses and expenses (including, without limitation, actual legal fees, disbursements) which the Employer may suffer or incur as a result of the Employee being an officer, director, shareholder or employee of the Employer or any of its Subsidiaries or which relates in any manner or capacity to the Corporation or any of its subsidiaries.


                                    ARTICLE 3
                                      TERM

3.1 Subject to early termination as permitted by the provisions of the Agreement, this Agreement shall be for a term of 10 years commencing on the 30th day of October, 2000 and ending on the 30th day of October, 2005, and will be renewed for subsequent one year terms (the initial term or the applicable renewal thereof being hereinafter referred to as the "Term").


                                    ARTICLE 4
                            RENUMERATION AND BENEFITS

4.1  In  consideration  of  the  Employee's   performances  of  his  obligations
     contained in this Agreement, the Employer shall pay and grant the following salary and benefits to the Employee:

     (a) (i) a salary of $200,000 per annum, payable in twelve equal monthly installments for the first year of employment. The Employee's salary shall be subject to an annual review within six (6) months or earlier by the Employer. (ii) during each year of the Term the Employee shall be entitled to a minimum 6% increase of his salary.

     (b) Such medical, dental and other benefits as are made generally available from time to time to the employees of the Employer.

     (c) The Employee shall also be reimbursed for all car expenses incurred by the Employee in using his car for the purposes for the Employer, upon providing the Employee with receipts in respect of such expenses including, without limitation, oil, gas, repairs and insurance. Such expenses shall include the cost of purchasing or leasing such an automobile for the Employee's sole use and such automobile to be satisfactory to the Employee.

     (d) 6 weeks paid vacation during each year of the Term or such greater amount as the Employer and the Employee may agree upon from time to time.

     (e) The Employee will be entitled to participate in whatever pension plans are created from time to time by the Employer for its senior employees and executives.

     (f) Upon receipt of proper invoices, the Employee shall be reimbursed for all reasonable expenses incurred by the Employee in connection with the performance of his duties including, without limitation, travel, business and entertaining expenses.

     (g) The Employer shall pay for any and all professional fees incurred by the Employee during the term of this agreement for income tax planning and in connection with the preparation of annual tax return for the Employee and the members of his immediate family.

     (h) The Employer shall pay the cost of all membership dues incurred by the Employee during the term of this Agreement.

     (i) The Employer shall furnish to the Employee such computer equipment and supplies as the Employee shall require to carry out his employment duties from his home.

                                    ARTICLE 5
                                 LIFE INSURANCE

5.1 The Employer shall apply for, take out and maintain in full force and effect, throughout the Term, at its sole expense, a life insurance policy on the Employee, in an amount of not less than $2,000,000. The Employee's estate will be the beneficiary of such insurance policy. The beneficiary of the policy will not be changed without the Employee's prior written consent.

5.2 The Employer shall also take out and maintain, in full force and effect throughout the Term, a disability insurance policy for the Employee, all in form acceptable to the Employee.

5.3 In the event the Employee's employment with the Employer is terminated, the life insurance policy described in section 6.1 hereof shall be transferred to the Employee or his nominee.

5.4 The Employer shall reimburse the Employee for income or other taxes payable by the Employee as a result of the life insurance provided for in section
     6.1 hereof or the transfer of such  insurance  to the Employee  pursuant to section 6.3 hereof including, without limitation, the receipt of any proceeds pursuant to such insurance policy.


                                    ARTICLE 6
                                  STOCK OPTIONS

6.1 The Employer covenants and agrees that the Employee shall be entitled to participate in all present and future stock option plans which the Employer puts in place for its employees, officers and directors.


                                    ARTICLE 7
                                 CONFIDENTIALITY

7.1 In this Agreement, the following words and phrases shall have the following meanings unless the context otherwise requires "Confidential Information" means information known or used by the Employer in connection with its business including but not limited to trade secrets and confidential information concerning the business of the Employer, its subsidiaries and affiliates, information disclosed to the Employee as a result of his employment by the Employer about any formula, design, prototype, compilation on information, data program, code, method, technique or process information relating to any product, device, equipment or machine, computer programs, client information, financial information, marketing information, intellectual property or business opportunities, or research and development, but does not include any of the foregoing which is or becomes a matters of public knowledge;

7.2  The Employee acknowledges that:

     (i) during the course of his employment by the Employer, the Employee will be exposed to and will have an opportunity to learn or otherwise become aware of Confidential Information.

     (ii) the Confidential Information is a valuable asset which is the property of the Employer exclusively, the unauthorized use or disclosure of which would cause very serious harm to the economic interests of the Employer;

     (iii)it is important in the interests of the Employer that the Confidential Information remain the exclusive confidential property of the Employer and that it not be used or disclosed except in accordance with the knowledge and consent of the Employer and in the Employer's best interests.

     (a) The Employee agrees that at all times during the period of the Employee's employment and at all times following the cessation or termination of the Employee's employment for any reason whatsoever:

          (i) the Employee shall hold in confidence and keep confidential all Confidential Information;

          (ii) the Employee shall not directly or indirectly, use any Confidential Information except in the course of performing duties as an Employee of the Employer with the knowledge and consent of the Employer and in the Employer's interests; and

     (b) (i) during the term of this Agreement, or any renewal term, the Employee shall not remove any Confidential Information or property of the Employer from the Employer's offices or is premises without the Employer's consent except as strictly necessary to carry out the terms of this Agreement;

          (iii)upon termination of the Employee's employment whether by the Employer or the Employee, the Employee shall promptly deliver to the Employer all documents, manuals, lists, data, records, computer programs, codes, materials, prototypes, products, samples, analyses, reports, equipment, tools and devices relating or pertaining to the Employer's business or containing or pertaining to any Confidential Information, including, any copies or reproductions of same, save as specifically provided for in paragraph 5.1 (1) hereof.


                                    ARTICLE 8
                                NON-SOLICITATION

8.1 In consideration of the mutual covenants and agreements contained in this Agreement, the sum of Ten ($10.00) Dollars now paid by the Employer to the Employee (the receipt and sufficiency whereof is hereby acknowledged by the Employee) and conditionally, on the Employee's receipt of the severance payment described in Article 10 hereof, and other good and valuable consideration, the Employee covenants and agrees with the Employer that he will not, during the Term and for a period of 12 months after the date (the "Termination Date") that this Agreement is terminated by either party and for any reason whatsoever:

     (a) directly or indirectly, solicit for employment, or advise or recommend to any other person, firm, corporation or entity that they employ or solicit for employment any person employed by the Employer;

     (b) directly or indirectly, solicit any customer of the Corporation for the purpose of causing a customer to purchase any product or service competitive with the products and services sold by the Employer on the Termination Date.

8.2  Subject to the  Employer's  receipt of the severance  payment  described in
     Article 10 hereof, the Employee acknowledges that his relationship with the Employer is of a special, unique, unusual and extraordinary character which gives it peculiar value, the loss of which cannot adequately be compensated in damages in an action at law. Consequently, the parties agree that the Employer will be entitled to all equitable and legal remedies, including interlocutory and permanent injunctive relief, relating to any violation or breach of the provisions of Articles 8 or 9 hereof by the Employee.

8.3 The Employer acknowledges that the Employee's non-solicitation obligations contained in this Article is in consideration of the severance payments to be paid by the Employer to the Employee in accordance with the provisions of Article 10 hereof and that in the absence of such payment, the Employer acknowledges that the Employee will be under no obligation pursuant to
     Article 9 hereof.


                                    ARTICLE 9
                            TERMINATION OF EMPLOYMENT

9.1 This Agreement and the employment of the Employee may be terminated at anytime upon the Employer paying to the Employee, a severance payment equal to 5 times the Employee's total annual remuneration package including salary, benefits and car allowance. For the purposes of this Section, the Employee shall be deemed to be earning a salary of not less than $250,000 per annum.

9.2 The Employee shall be entitled to receive and the Employee covenants and agrees to pay the Employee the severance payment described in Section 10.1 hereof in a lump sum payment on the date of termination of the Employee's employment. The severance payment to the Employee shall be without any obligation to mitigate on the part of the Employee.


                                   ARTICLE 10
                                ENTIRE AGREEMENT

10.1 Any and all previous agreements, written or oral, between the parties or on their behalf, relating to the services set out herein, are hereby terminated and cancelled and each of the party hereby releases and forever discharges the other party of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such agreement.

                                   ARTICLE 11
                                     NOTICES

11.1 Any demand, notice or other communications to be given in connection with this Agreement shall be given in writing and may be given by personal delivery, by telecopier, telegram or telex or by registered mail addressed to the party concerned at the addresses set forth below.

     If to Employer

     If to the Employee

     Any notice delivered as aforementioned shall be deemed to have been given and received on the date it was delivered or telecopied, or if mailed, on the third business day following the date of its mailing.


                                   ARTICLE 12
                             SUCCESSORS AND ASSIGNS

12.1 This  Agreement  shall  enure to the  benefit of and be binding  upon,  the
     respective    heirs,    executors,     administrators,    legal    personal
     representatives, successors, and assigns of the parties.


                                   ARTICLE 13
                                  GOVERNING LAW

13.1 This Agreement shall be deemed to have been made in, and shall be construed in accordance with, the laws of the Province of Ontario and for the purposes of all legal proceedings, this Agreement shall be deemed to have been performed in such province and the courts of such province shall have jurisdiction to entertain any action arising under this Agreement.


                                   ARTICLE 14
                                  CONFIRMATION

14.1 The Subsidiaries confirm that they are jointly and severally responsible for all of the obligations of the Employer pursuant to this Agreement.

                                   ARTICLE 15
                                  SEVERABILITY

15.1 If any article, section or any portion of any section of this Agreement is determined to be unenforceable or invalid, that unenforceability or invalidity shall not effect the remaining portions of this Agreement and such unenforceable or invalid article, section or portion there shall be deemed to be severed from the remainder of this Agreement.


                                   ARTICLE 16
                                    RECITALS

16.1 The parties acknowledge that the recitals to this Agreement are true and correct in substance and in fact and are hereby incorporated into and form part of this Agreement.


                                   ARTICLE 17
                               TIME OF THE ESSENCE

17.1 Time will be of the essence of this Agreement and every part hereof, provided that if the parties establish a new time for the performance of an obligation, time will again be of the essence of the new time established.


                                   ARTICLE 18
                                     WAIVER

18.1 No party to this Agreement will be deemed or taken to have waived any provision of this Agreement unless such waiver is in writing, and such waiver will be limited to the circumstances set forth in such written waiver.


                                   ARTICLE 19
                                     STATUES

19.1 Any reference in this Agreement to a statute includes any amendment thereto, its regulations and applicable successor legislation.


                                   ARTICLE 20
                                  COUNTERPARTS

20.1 This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

                                   ARTICLE 21
                                    CURRENCY

21.1 All dollar amounts in this Agreement refer to currency of the United States of America.


                                   ARTICLE 22
                            APPLICATION OF AGREEMENT

22.1 In consideration of the sum of $10.00 and other good and valuable consideration (the receipt and sufficiency whereof is hereby acknowledged) and to induce the Employee to enter into this Agreement, the Subsidiaries each covenants and agrees that they are jointly and severally liable and obligated with the Employer pursuant to this Agreement.

22.2 This Agreement shall apply mutates, mutandis to any future subsidiaries of the Employer, each of which shall at the request of the Employee execute a counterpart of this Agreement.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement.



     SIGNED, SEALED AND DELIVERED
                                   In the presence of )
                                                          )
                                                          )
                                                          )
                                                          )


                           -----------------------------------
            YUVAL BARZAKAY


     YAPALOT COMMUNICATIONS, INC.




     Per: ______________________________________________________
              Yuval Barzakay Chairman, President and Ceo




     Per: _______________________________________________________
              Marilyn Benlolo Chief Operating Officer and Director




     Per: ______________________________________________________
             Meyer Keslassy Chief Financial Officer and Director




     Per: _____________________________________________________
             Albert Kshoznicer                Director




     Per: _____________________________________________________
             Alon Barzakay                    Director